TEXACO REPORTS SECOND QUARTER 2000 RESULTS
                   ------------------------------------------

FOR IMMEDIATE RELEASE: THURSDAY, JULY 27, 2000.
----------------------------------------------
    WHITE PLAINS, N.Y., July 27 - Texaco reported today second quarter 2000 income before special items of $641 million ($1.17 per share). Net income for the period was $625 million ($1.14 per share).

                                EARNINGS SUMMARY
                              Second Quarter           Six Months
                               -------------        ------------------
                              2000      1999         2000      1999
----------------------------------------------------------------------
Income before special
 items (millions)           $  641    $  286       $1,243     $  391
           Per share        $ 1.17    $ 0.52       $ 2.27     $ 0.70
Net income (millions)       $  625    $  273       $1,199     $  472
           Per share        $ 1.14    $ 0.50       $ 2.19     $ 0.85
----------------------------------------------------------------------


    Texaco Chairman and Chief Executive Officer Peter I. Bijur commented, "Our strong earnings performance during the quarter was driven by high crude oil prices and increased U.S. natural gas prices. Strong worldwide demand and low industry inventories kept both crude oil and U.S. natural gas prices well above last year's levels.
    "Our upstream operations contributed the greatest share of our earnings improvement during this period. During the quarter, the divestiture of several non-core producing assets added over $200 million to our cash flow. We continue to be encouraged by the results of our exploration program as well as the progress on our major development activities. In addition, the Petronius field offshore in the Gulf of Mexico began producing on July 9 and our production there should grow to 20,000 barrels per day in October.

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                                     - 2 -

    "In the downstream, our overall results improved versus this year's first quarter but were below last year. While our refining results have improved in Europe and on the Gulf and East Coasts of the United States, the combination of high crude oil costs and the extremely competitive environment contributed to weak marketing margins in most areas. Margins in the Caltex region have been especially weak and, accordingly, our performance there has been disappointing. During the quarter, the sale of Equilon's Wood River refinery was completed, furthering our long term strategy of reducing our refining exposure."
    Commenting on Texaco's capital spending, Bijur stated, "Notwithstanding our strong earnings and cash flow, we continue to maintain a disciplined approach to our capital spending throughout the company."


                              Second Quarter           Six Months
                              --------------        ----------------
Texaco Inc. (Millions
 of dollars):                 2000      1999         2000       1999
----------------------------------------------------------------------
Income before special
 items                       $ 641     $ 286       $1,243      $ 391
                             -----     -----       ------      -----
Gains (losses) on
 major asset sales               2       (55)         (65)       (55)
Tax issues                       -        54           46         65
Inventory valuation
 adjustments                     -        55            -        138
Employee benefits
 revision                        -         -           18          -
Litigation issue                (4)        -          (17)         -
Reorganization,
 restructuring and
 employee separation
 costs                           -       (67)         (12)       (67)
Net loss on Erskine
 pipeline                      (14)        -          (14)         -
                             -----     -----       ------      -----
Special items                  (16)      (13)         (44)        81
                             -----     -----       ------      -----
Net income                   $ 625     $ 273       $1,199      $ 472
                             =====     =====       ======      =====

Details on special items are included  in the following segment information.

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                                     - 3 -
OPERATING RESULTS

  EXPLORATION AND PRODUCTION

                              Second Quarter           Six Months
                              --------------        ----------------
United States (Millions
 of dollars):                 2000      1999         2000       1999
----------------------------------------------------------------------
Operating income
 before special items        $ 393     $ 138        $ 754      $ 165
Special items                  (40)       10         (107)        21
                             -----     -----        -----      -----
Total operating income       $ 353     $ 148        $ 647      $ 186
                             =====     =====        =====      =====


    U.S. Exploration and Production earnings for the second quarter and first six months of 2000 were considerably better than last year due to higher crude oil and natural gas prices. Tight oil supplies caused second quarter WTI crude oil prices to average nearly $29.00 per barrel. Texaco's realized crude oil prices for the second quarter and first six months of 2000 were $24.90 and $24.67 per barrel, 95 percent and 125 percent higher than last year. Increased demand and low storage levels caused U.S. natural gas prices to rise. For the second quarter and first six months of 2000, average natural gas prices were $3.28 and $2.86 per MCF, 60 percent and 49 percent above last year.
    Daily production decreased nine percent for the second quarter and eight percent for the first six months of the year. This expected reduction was due to sales of non-core producing properties and natural field declines. During the second quarter, we received $67 million from these sales bringing our total cash proceeds for the year to $330 million.
    Operating expenses increased eight percent for the second quarter and six months as higher crude oil and natural gas prices led to higher utilities expenses and production taxes. Exploratory expenses for the second quarter and first six months of 2000 were $22 million and $41 million before tax, $16 million and $51 million below last year, reflecting reduced activities in the U.S.
    Results for the first six months of 2000 included special charges of $107 million, including $40 million in the second quarter, for net losses on sales of non-core producing assets. Results for the second quarter of 1999 included a special gain of $21 million for the sale of our interest in several California fields and a special charge of $11 million for employee separation costs. Results for 1999 also included a first quarter special benefit of $11 million for a production tax refund.

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
                              Second Quarter           Six Months
                              --------------         ---------------
International (Millions
 of dollars):                 2000      1999         2000       1999
----------------------------------------------------------------------
Operating income
 before special items        $ 195    $   80        $ 488      $  62
Special items                   66        (2)          66         (2)
                             -----    ------        -----     ------
Total operating income       $ 261    $   78        $ 554      $  60
                             =====    ======        =====     ======



    International Exploration and Production earnings for the second quarter and first six months of 2000 were significantly higher than last year due to higher crude oil prices and lower expenses. Market conditions have kept crude oil prices strong throughout the first six months. Our realized crude oil prices for the second quarter and first six months of 2000 were $23.64 and $23.47 per barrel, 72 percent and 102 percent higher than last year. Average natural gas prices were $1.44 for the second quarter and $1.46 for the first six months of 2000, 17 percent and seven percent above last year.
    Daily production decreased 10 percent for the second quarter and five percent for the first six months due to scheduled maintenance and repairs in our U.K. North Sea operations, lower lifting entitlements for cost recovery in Indonesia as a result of higher crude oil prices and the sale of non-core producing properties. Production continues to increase in the Partitioned Neutral Zone and the Karachaganak field in the Republic of Kazakhstan. During the second quarter, we received proceeds of $137 million from the sales of non-core producing properties.
    In line with lower production, operating expenses decreased eight percent for the second quarter and seven percent for the first six months of 2000. Exploratory expenses for the second quarter were $38 million before tax, slightly lower than last year. Exploratory expenses for the first six months were $72 million before tax, $46 million lower than last year which included an unsuccessful exploratory well in a new offshore area of Trinidad.
    Results for the second quarter of 2000 included a special benefit of $80 million for net gains on the sale of non-core producing properties and a special charge of $14 million for net losses resulting from the Erskine pipeline interruption in the U.K. North Sea. Results for the second quarter of 1999 included a special charge of $2 million for employee separation costs.

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

 REFINING, MARKETING AND DISTRIBUTION

                              Second Quarter           Six Months
                              --------------         ---------------
------------------------
United States (Millions
 of dollars):                 2000      1999         2000       1999
----------------------------------------------------------------------
Operating income before
 special items               $  80     $ 111        $  93      $ 165
Special items                  (35)      (87)         (30)       (79)
                             -----     -----        -----      -----
Total operating income       $  45     $  24        $  63      $  86
                             =====     =====        =====      =====



    U.S. Refining, Marketing and Distribution earnings before special items were lower than last year for both the second quarter and first six months. U.S. downstream activities are primarily conducted through Equilon Enterprises LLC, Texaco's western alliance with Shell Oil Company, and Motiva Enterprises LLC, Texaco's eastern alliance with Shell Oil Company and Saudi Refining, Inc.
    During the second quarter and first six months of 2000, Equilon's earnings declined due to weak marketing and lubricant margins. Maintenance activity at the Puget Sound, Martinez and Wood River refineries adversely impacted results for both years. Marketing margins were depressed because pump prices lagged increases in supply costs in a very competitive market.
    Motiva's results for the second quarter and first six months of 2000 benefited from improved East and Gulf Coast refining margins. Maintenance activities this year in both quarters at the Delaware City Refinery and in the second quarter at the Port Arthur Refinery adversely impacted results. Lower gasoline and distillate inventory levels and tight supplies due to industry refinery downtime helped refining margins. While refining results improved, marketing margins were negatively impacted by higher supply costs which were not fully recovered in the competitive market.
    Results for the first six months of 2000 included a second quarter special charge of $31 million for the loss on the sale of the Wood River refinery, a charge for a patent litigation issue of $17 million, $4 million in the second quarter, and a first quarter gain of $18 million for an employee benefits revision. Results for the first six months of 1999 included second quarter special charges for losses on refinery asset sales of $76 million and employee separation costs of $11 million and a first quarter special benefit of $8 million for inventory valuation adjustments.


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
                              Second Quarter           Six Months
                              --------------         ---------------
International (Millions
 of dollars):                 2000      1999         2000       1999
----------------------------------------------------------------------
Operating income before
 special items               $  90    $   76        $ 153     $  221
Special items                    -        75          (12)       150
                             -----    ------        -----     ------
Total operating income       $  90    $  151        $ 141     $  371
                             =====    ======        =====     ======



    International Refining and Marketing earnings before special items for the second quarter of 2000 increased from last year. Refining results improved dramatically in Europe as margins improved in the U.K. and the Netherlands. However, marketing results declined due to increased costs and highly competitive market conditions in our European and Latin American areas of operation. Refining results in Latin America were nearly level with the second quarter 1999. Operating results for our Caltex affiliate decreased due to lower marketing margins in the Asia Pacific area.
    Results for the first six months of 2000 declined due to weak marketing margins in the Caltex region, Latin America and Europe. Refining results were mixed as European and Asian margins improved, while increased crude costs negatively impacted refining margins in Panama.
    Results for 2000 included first quarter special charges of $12 million for employee separation costs. The second quarter of 1999 included a special gain of $54 million for a Korean tax benefit, Caltex restructuring charges of $25 million and employee separation costs in Europe and Latin America of $9 million. Results for 1999 also included a special benefit for inventory valuation adjustments of $130 million, $55 million in the second quarter.


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
         GLOBAL GAS AND POWER
                              Second Quarter           Six Months
                              --------------         ---------------
(Millions of dollars):        2000      1999         2000       1999
----------------------------------------------------------------------
Operating income before
 special items               $   -     $   4       $   20     $   10
Special items                    -        (3)           -         (3)
                             -----     -----       ------     ------
Total operating income       $   -     $   1       $   20     $    7
                             =====     =====       ======     ======



    Operating results for the first six months of 2000 benefited from the first quarter recovery of natural gas liquids prices which was not sustained in the second quarter. Results for 1999 included gains from several asset sales, including a gas gathering pipeline in the U.S. and our 50 percent interest in a U.K. retail gas marketing venture.
    Results for the second quarter of 1999 included a special charge of $3 million for employee separation costs.



CORPORATE/NON-OPERATING RESULTS

                              Second Quarter           Six Months
                              --------------         ---------------
(Millions of dollars):        2000      1999         2000       1999
----------------------------------------------------------------------
Results before special
 items                      $ (115)   $ (122)      $ (263)    $ (230)
Special items                   (7)       (6)          39         (6)
                            ------    ------       ------     ------
Total
 corporate/non-operating    $ (122)   $ (128)      $ (224)    $ (236)
                            ======    ======       ======     ======


    Corporate and non-operating expenses before special items for the second quarter benefited from a favorable prior period tax revision and lower interest expense. The first six months of 2000 included expenses for our Olympic sponsorship program and higher other corporate expenses. Results for the first six months of 1999 benefited from a $21 million gain on the sale of marketable securities.
    Results for the first six months of 2000 included a first quarter special benefit of $46 million for favorable income tax settlements and a second quarter special charge of $7 million for early extinguishment of debt associated with the anticipated sale of an offshore producing facility in the U.K. North Sea. Results for 1999 included a second quarter special charge of $6 million for employee separation costs.

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                                     - 8 -

CAPITAL AND EXPLORATORY EXPENDITURES
    Capital and exploratory expenditures were $1,769 million for the first six months of 2000, compared with $1,458 million for 1999.
    Led by a 57 percent increase in our international segment, total upstream expenditures increased 24 percent as we continued to focus on high margin, high impact projects. Investment continued in the Malampaya natural gas project in the Philippines and the Karachaganak field in Kazakhstan. In addition to spending on these projects, expenditures for platform development work continued on the Captain B project in the U.K. North Sea. In the United States, upstream spending decreased by 17 percent primarily due to the completion, last year, of the Gemini project in the Deepwater Gulf of Mexico.
    In the United States downstream, refinery expenditures declined as we continued to reduce our exposure to the refining business with the sale of our El Dorado refinery in November of 1999 and the Wood River refinery in June of 2000. Internationally, expenditures decreased due to the completion of a project at the Pembroke refinery last year and lower marketing investments in Latin America.
    Expenditures for Global Gas and Power more than doubled from last year primarily from the purchase of a 20 percent interest in Energy Conversion Devices, Inc., which develops and commercializes enabling technologies for use in the fields of alternative energy and information technologies. This investment further advances our goal to be a leader in the development and commercialization of advanced, environmentally smart alternative energy technologies.


                                    - xxx -

CONTACT:     Andy Norman         914-253-4068

INVESTOR RELATIONS:
             Elizabeth Smith     914-253-4478



Listen in live to Texaco's second quarter 2000 earnings discussion with financial analysts on Thursday, July 27th at 11:30 am EDT at:

        http://www.webevents.broadcast.com/texaco/q200earnings
        ------------------------------------------------------

    For technical assistance, call Sheila Lujan at 800-366-9831

Note: This press release contains a number of forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In particular, statements made concerning Texaco's expected performance and financial results in future periods are based upon Texaco's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors known to Texaco, among others, could cause Texaco's actual results to differ materially from those described in the forward-looking statements: decreased demand for motor fuels, natural gas and other products; worldwide and industry economic conditions; inaccurate forecasts of crude oil, natural gas and petroleum product prices and production; higher costs, expenses and interest rates; etc. In addition, you are encouraged to review Texaco's latest reports filed with the SEC, including Texaco's Annual Report on Form 10-K filed with the SEC on March 24, 2000, which describes a number of additional risks and uncertainties that could cause actual results to vary materially from those listed in the forward-looking statements made in this press release.


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

Income (loss)               Second Quarter(a)          Six Months(a)
 (Millions of dollars)      ------------------       ---------------
                              2000      1999         2000       1999
                             -----      ----         ----       ----
Exploration and production
  United States              $ 353     $ 148       $  647      $ 186
  International                261        78          554         60
                             -----     -----       ------      -----
      Total                    614       226        1,201        246

Refining, marketing
 and distribution
  United States                 45        24           63         86
  International                 90       151          141        371
                             -----     -----       ------      -----
      Total                    135       175          204        457

Global gas and power             -         1           20          7
                             -----     -----       ------      -----
      Total operating
       segments                749       402        1,425        710
                             -----     -----       ------      -----

Other business units            (2)       (1)          (2)        (2)

Corporate/Non-operating       (122)     (128)        (224)      (236)
                             -----     -----       ------      -----

      Net income             $ 625     $ 273       $1,199      $ 472
                             =====     =====       ======      =====
Net income per common
 share (dollars) -
 diluted                     $1.14     $ .50       $ 2.19      $ .85

Average number of
 common shares
 outstanding for
 computation of
 earnings per share
 (millions) - diluted        544.4     530.2        544.9      529.6

Provision for income
 taxes included in
 net income                  $ 404     $ 122        $ 767      $ 107

(a)  Includes special items indicated in this release.

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

 Other Financial Data         Second Quarter           Six Months
(Millions of dollars)         --------------         ---------------
                              2000      1999         2000       1999
                              ----      ----         ----       ----
Revenues                   $12,069  $  8,269      $23,340    $15,459

Total assets as of
 June 30                                          $29,700(b) $28,195

Stockholders' equity
 as of June 30                                    $12,680(b) $11,814

Total debt as of June 30                          $ 7,100(b) $ 7,377


Capital and exploratory
 expenditures
Exploration and production
  United States            $   209  $    205       $  384    $   461
  International                526       340          879        561
                           -------  --------       ------    -------
      Total                    735       545        1,263      1,022

Refining, marketing
 and distribution
  United States                 71        85          136        158
  International                 41        99          141        176
                           -------  --------       ------     ------
      Total                    112       184          277        334
Global gas and power           156        51          184         86
                           -------  --------       ------     ------
      Total operating
       segments              1,003       780        1,724      1,442

Other business units            42         9           45         16
                           -------  --------       ------     ------
      Total                $ 1,045  $    789       $1,769    $ 1,458
                           =======  ========       ======    =======
Exploratory expenses
 included above
  United States            $    22  $     38       $   41    $    92
  International                 38        42           72        118
                           -------  --------       ------    -------
      Total                $    60  $     80       $  113    $   210
                           =======  ========       ======    =======

Dividends paid to
 common stockholders       $   244  $    237       $  489    $   474

Dividends per common
 share (dollars)           $   .45  $    .45       $  .90    $   .90

Dividend requirements
 for preferred
 stockholder               $     4  $     10       $    7    $    23

(b) Preliminary

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
 Operating Data               Second Quarter           Six Months
                              --------------         ---------------
                              2000      1999         2000       1999
                              ----      ----         ----       ----
Exploration and
 production

  United States
   Net production of
    crude oil and
    natural gas liquids
    (MBPD)                     364       399          371        404

   Net production of
    natural gas available
    for sale (MMCFPD)        1,349     1,479        1,355      1,483
                            ------    ------       ------     ------
      Total net
       production (MBOEPD)     589       646          597        651

   Natural gas sales
   (MMCFPD)                  4,054     3,015        3,724      3,295

   Average U.S. crude
   (per bbl.)               $24.90    $12.80       $24.67     $10.95
   Average U.S. natural
    gas (per mcf)           $ 3.28    $ 2.05       $ 2.86     $ 1.92
   Average WTI (Spot)
   (per bbl.)               $28.97    $17.66       $28.94     $15.44
   Average Kern (Spot)
   (per bbl.)               $23.17    $11.26       $23.00     $ 9.49

  International
   Net production of
    crude oil and natural
    gas liquids (MBPD)
     Europe                     98       143          120        136
     Indonesia                 124       150          124        165
     Partitioned
      Neutral Zone             136       121          135        119
     Other                      64        69           68         67
                            ------    ------       ------     ------
      Total                    422       483          447        487

   Net production of
    natural gas available
    for sale (MMCFPD)
     Europe                    205       244          248        265
     Colombia                  188       160          197        157
     Other                     145       112          148        111
                            ------    ------       ------     ------
      Total                    538       516          593        533
                            ------    ------       ------     ------
      Total net
       production (MBOEPD)     512       569          546        576

   Natural gas sales
   (MMCFPD)                    567       549          626        557
   Average International
    crude (per bbl.)        $23.64    $13.73       $23.47     $11.60
   Average International
    natural gas (per mcf)   $ 1.44    $ 1.23       $ 1.46     $ 1.37
   Average U.K. natural
    gas (per mcf)           $ 2.27    $ 2.17       $ 2.32     $ 2.39
   Average Colombia
    natural gas (per mcf)   $ 1.12    $  .59       $ 1.03     $  .62

       Total worldwide
        net production
        (MBOEPD)             1,101     1,215        1,143      1,227

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
Operating Data                Second Quarter           Six Months
                              --------------           -------------
                              2000      1999         2000       1999
                              ----      ----         ----       ----
Refining, marketing
 and distribution

  United States
   Refinery input (MBPD)
     Equilon area              295       373          286        369
     Motiva area               279       313          270        307
                             -----     -----        -----      -----
      Total                    574       686          556        676

   Refined product
    sales (MBPD)
     Equilon area              760       710          725        641
     Motiva area               365       376          353        378
     Other                     344       291          318        299
                             -----     -----        -----     ------
      Total                  1,469     1,377        1,396      1,318

  International
   Refinery input (MBPD)
     Europe                    385       368          375        367
     Caltex area               361       416          354        427
     Latin America/West Africa  64        72           58         73
                             -----     -----        -----      -----
      Total                    810       856          787        867

   Refined product sales
   (MBPD)
     Europe                    616       601          626        619
     Caltex area               563       663          588        667
     Latin America/West Africa 466       501          457        489
     Other                      91        82           92         93
                             -----     -----        -----      -----
      Total                  1,736     1,847        1,763      1,868
